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                                                                      EXHIBIT 21

                             ENTURST TECHNOLOGIES

                        SUBSIDIARIES OF THE REGISTRANT

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
     Subsidiary Legal                      Address of            Jurisdiction of         Percentage of
          Name                             Subsidiary             Incorporation             Ownership
          ----                             ----------             -------------             ---------
Entrust Technologies Limited            750 Heron Road                Ontario                99.999%
                                        Ottawa, ON, Canada
                                        K1V 1A7
Entrust Technologies (UK) Limited       29 The Forbury                England                 100%
                                        Reading, Berkshire
                                        England, RG1 3eJ
r3 Security Engineering AG              6/th/ Floor, Glatt Tower     Switzerland              100%
                                        CH-8301 Glattzentrum
                                        Zurich, Switzerland
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